EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

_____________ NEWS _____________

VISTA GOLD CORP. ANNOUNCES THIRD QUARTER 2013 RESULTS AND PROVIDES UPDATE ON RECENT ACTIVITIES

Denver, Colorado, October 30, 2013 – Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results and highlights for the third quarter ended September 30, 2013.  Management’s quarterly conference call to discuss these results is scheduled for 2:30pm MDT on October 31, 2013.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Highlights:

•

Completed the public consultation process for the Mt. Todd gold project’s Environmental Impact Statement (“EIS”) and substantially completed responses to comments received, continuing the EIS permitting process that is anticipated to conclude around year-end;

•	Implemented significant cost reduction measures;
•	Reached an agreement to extend the due date of Vista’s Cdn$10 million term loan by one year to March 2015 subject to certain conditions; and
•	Closed in October the sale of the Company’s Los Cardones gold project in Baja California Sur, Mexico, for $13 million in non-dilutive financing and partially repaid the Company’s term loan.

Frederick H. Earnest, President and Chief Executive Officer, commented, “During the third quarter, we continued our strategy of advancing the Mt. Todd gold project toward a ‘development-ready’ status.  We submitted the project’s initial EIS in late June and are now finalizing responses to all comments received during the public consultation process.  We continue to anticipate EIS approval (including certain Federal governmental approvals) around year-end.  Simultaneously, we took steps to improve the Company’s near-term liquidity by implementing previously-announced cost reduction measures and selling the Los Cardones gold project for $13 million, $7 million of which was received in October and $6 million of which is due in January 2014 failing which the ownership of the project would revert to Vista and Vista would retain the $7 million payment (as further explained in our October 18, 2013 press release).  We continue to evaluate other opportunities to raise capital through the sale of non-core assets.”

Summary of Third Quarter 2013 Results

We reported a net loss of $3.0 million or $0.04 per share for the three months ended September 30, 2013.  This includes operating expenses of $3.5 million, an unrealized $4.5 million mark-to-market gain on our investment in Midas Gold Corp., and a $3.5 million impairment charge on the Colomac mill equipment held for sale.  During the three months ended September 30, 2012, we reported net income of $12.3 million or $0.16 per share.

Project expenditures at the Mt. Todd gold project totaled $1.9 million during the quarter, down dramatically from previous quarters as we have now completed several cash intensive programs, and our cost reduction measures are beginning to take effect.

During October, the Company closed the sale of the Los Cardones gold project in Mexico, which resulted in the receipt of $7 million at closing. The remaining $6 million is due January 31, 2014.  We used $3 million of the $7 million to pay down our term loan. Assuming the remaining $6 million is paid to us in January 2014, we would make an additional $3 million payment against the loan.

Working capital at September 30, 2013 totaled approximately $12.4 million, including cash of approximately $4.3 million.  After giving effect to the extended maturity date and partial repayment of the term loan and the sale of the Los Cardones project, current working capital is approximately $26.1 million, including cash of approximately $8.3 million, and the balance of the term loan is approximately $6.7 million.

To review the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2013 or Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov, or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended September 30, 2013 and to discuss corporate and project activities is scheduled for Thursday,  October 31, 2013 at 2:30pm MDT.

Toll-free in North America: 1-866-443-4188

International: 1-416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/q3-2013/site/

This call will be archived and available at www.vistagold.com after October 31, 2013.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 43762.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars unless otherwise indicated.

About Vista Gold Corp.

Vista is a gold company currently conducting a strategic review of its portfolio of gold assets, and is focused on advancing its flagship Mt. Todd gold project in Northern Territory, Australia. Vista’s portfolio of assets also includes a 24.9% holding in Midas Gold Corp., the Guadalupe de los Reyes gold/silver project in Mexico (a preliminary economic assessment was completed in March 2013), the Awak Mas gold project in Indonesia (OneAsia Resources Ltd. working to earn an 80% interest), a royalty on the Amayapampa gold project in Bolivia (being advanced by LionGold Corp. Ltd.), and the Long Valley gold project in California.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, timing for EIS permitting at the Mt. Todd gold project, finalizing responses to public comments made on the Company’s EIS for the Mt. Todd gold project, future evaluation of other opportunities to raise capital through the sale of non-core assets, receipt of the second payment for the Los Cardones project due in January 2014, the future sale of the Colomac mill equipment, repayment of a portion of the Loan Facility in January 2014 and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  timing and the ability to obtain the necessary permits, implementing cost reduction measures, likely market for the Colomac mill equipment and the likelihood of receipt of the remaining portion of the purchase price for the Los Cardones project due in January 2014 and other such matters.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks that the purchaser for the Los Cardones project will elect not to make the $6 million payment due in January 2014, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.